As of December 31, 2015, the following
persons
or entities now own
more than 25% of a funds voting
security.

Person/Entity


VP MONEY MARKET
JEFERSON NATIONAL LIFE
INSURANCE CO	27.13%

PROFUND VP INTERNET
NATIONWIDE LIFE INSURANCE
COMPANY	 39.88%

ProFund VP SEMICONDUCTOR
JEFERSON NATIONAL LIFE
INSURANCE CO	 26.53%

PROFUND VP CONSUMER SERVICES
TRANSAMERICA PREMIER LIFE
INSURANCE CO	 28.93%

PROFUND VP PRECIOUS METALS
TRANSAMERICA PREMIER LIFE
INSURANCE CO	 28.42%

PROFUND VP ULTRABULL
AMERICAN SKANDIA LIFE
ASSURANCE CORP	 31.90%

PROFUND VP REAL ESTATE
NATIONWIDE LIFE INSURANCE
COMPANY	 30.59%

PROFUND VP OIL & GAS
NATIONWIDE LIFE INSURANCE
27.25%

PROFUND VP OIL & GAS
TRANSAMERICA PREMIER LIFE
INSURANCE CO	 25.15%

PROFUND VP FINANCIALS
NATIONWIDE LIFE INSURANCE
COMPANY	 27.27%

PROFUND VP TELECOMMUNICATIONS
TRANSAMERICA PREMIER LIFE
INSURANCE CO	 31.12%

PROFUND VP SHORT INTERNATIONAL
JEFFERSON NATIONAL LIFE
INSURANCE CO	 46.56%

PROFUND VP INDUSTRIALS
NATIONWIDE LIFE INSURANCE
COMPANY	 45.10%

PROFUND VP SHORT SMALL-CAP
LOMBARD INTERNATIONAL LIFE
ASSURANCE CO	 29.68%

PROFUND VP SHORT EMERGING MARKETS
JEFFERSON NATIONAL LIFE
INSURANCE CO	 50.92%

PROFUND VP SHORT DOW 30
PROFUND ADVISORS LLC	 43.54%




As of December 31, 2015, the following
persons or entities no longer own
more than 25% of a funds voting security.

VP MONEY MARKET
TRANSAMERICA PREMIER LIFE INSURANCE CO

PROFUND VP BIOTECHNOLOGY
AMERICAN SKANDIA LIFE ASSURANCE CORP

PROFUND VP SHORT INTERNATIONAL
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP CONSUMER SERVICES
NATIONWIDE LIFE INSURANCE COMPANY

PROFUND VP U.S. GOVERNMENT PLUS
TRANSAMERICA PREMIER LIFE INSURANCE CO

PROFUND VP SHORT SMALL-CAP
AMERICAN SKANDIA LIFE ASSURANCE CORP